UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 27, 2012
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 27, 2012, David R. Emery, Chairman, President and Chief Executive Officer of Black Hills Corporation, submitted a Notice of Option Exercise to the Registrant. The Notice of Option Exercise indicates Mr. Emery's intent to exercise 21,287 options to purchase Black Hills Corporation common stock through a cashless exercise. The ten-year stock options have expiration dates ranging from March 31, 2013 to May 15, 2013. Mr. Emery's current stock ownership of approximately 121,000 shares will not be impacted by this transaction.

The actual option exercises will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations as an exercise of the stock option and a sale of the acquired securities. Except as may be required, Black Hills Corporation does not undertake any obligation to update or report any modification, termination, or other activity under Mr. Emery's Notice of Option Exercise or any other notice or plan that may be adopted by its other officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date:August 27, 2012

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